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                                                                    Exhibit 23.4
                                                                    ------------



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the references to Netherland, Sewell & Associates, Inc. as experts in the field of petroleum engineering in the Registration Statement (Form S-8) and related prospectus of Barrett Resources Corporation dated May 8, 2000 and to all references to our Firm included in this Registration Statement.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /s/ Frederick D. Sewell
                                            -----------------------
                                            Frederick D. Sewell
                                            President

Dallas, Texas
May 1, 2000